SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  April 21, 1994


             SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


   Connecticut                1-9157                   06-1157778
(State or other             (Commission             (I.R.S. Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


227 Church Street, New Haven, Connecticut              06510
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (203)  771-5200


                             Not Applicable
        (Former name or former address, if changed since last report)

Item 5. Other events.

    The registrant today announced 1994 first quarter net income of $0.68 per share compared with a net loss of $2.89 per share for the same period last year when the registrant adopted new accounting standards. This resulted in a one-time, non-cash charge in first-quarter 1993 of $220 million after taxes or $3.47 per share. Income from operations was up
17.2 percent to $0.68 per share versus $0.58 per share for the first quarter last year.

    The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20.  News release issued April 21, 1994.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SOUTHERN NEW ENGLAND
                                          TELECOMMUNICATIONS CORPORATION



Dated:  April 21, 1994                 By:     /s/John A. Sadek
                                                  John A. Sadek
                                                   Comptroller

           SOUTHERN NEW ENGLAND TELECOMMUNICATIONS CORPORATION

                                 FORM 8-K

                              EXHIBIT INDEX




     Exhibit
     Number

       20   News release issued April 21, 1994.